Exhibit 21

Subsidiary Information for The Mosaic Company

Subsidiary Name	Jurisdiction of Incorporation
4160142 Canada Ltd.	Canada
Agrico Chemical Company	Delaware
Big Bend Transfer Co., LLC	Delaware
Canadian Resources Limited Partnership	Saskatchewan
Cargill Fertilizers (Qinhuangdao) Co., Ltd.	China
Cargill Fertilizers (Yantai) Co., Ltd.	China
CASA14 LLC	Delaware
CASA 15 LLC	Delaware
CASA 16 LLC	Delaware
CASA2 LLC	Delaware
CASA3 LLC	Delaware
CASA4 LLC	Delaware
FAP, Inc.	Delaware
Fertifos Administracao e Participacao S.A.	Brazil
Fertilizantes Mosaic Servicios, S. de R.L de C.V.	Mexico
Fertilizantes Mosaic, S. de R.L. de C.V.	Mexico
Florida Pines Water Venture, LLC	Delaware
FMRP Inc.	Delaware
Fospar S.A.	Brazil
Freeport Geothermal Resources Company	Delaware
GNS II (U.S.) Corp.	Delaware
GNS II (U.S.) LLC	Delaware
IFC - Industria de Fertilizantes de Cubatao S.A.	Brazil
IMC Asia Crop Nutrients Pte Limited	Singapore
IMC Asia Limited	Hong Kong
IMC Big Bend, Inc.	Delaware
IMC Chemical North America LLC	Delaware
IMC Chemicals Australia Pty. Ltd.	South Australia
IMC Colorado, LLC	Colorado
IMC Development Corporation	Delaware
IMC Global (Barbados) Ltd.	Barbados
IMC Global (Brazil) Ltda.	Brazil
IMC Global Australia Pty. Ltd.	Australia
IMC Global Insurance Inc.	Vermont
IMC Phosphates Receivables Company L.L.C	Delaware
IMC Phosphates Technical Services Ltd.	Cayman Islands
IMC Receivables Corporation	Delaware
International Minerals & Chemical Corporation	Delaware
International Minerals & Chemical Corporation	New York
Jiangsu Cargill Agricultural Means of Production Co., Ltd.	China
KCL Holdings, Inc.	Delaware
Latitude Securities Pty Ltd.	New South Wales
Marine Transport Services, Inc.	New York
Marsupial, L.L.C	Delaware
Marsupial-II, L.L.C	Delaware
Matthes & Weber GmbH	Germany
Mosaic (Canada) L.P.	Manitoba
Mosaic Canada ULC	Nova Scotia
Mosaic Crop Nutrition (Hong Kong) Limited	Hong Kong

Subsidiary Name	Jurisdiction of Incorporation
Mosaic Crop Nutrition, LLC	Delaware
Mosaic de Argentina S.A.	Argentina
Mosaic de Chile Fertilizantes Limitada	Chile
Mosaic Esterhazy Holdings Limited	Saskatchewan
Mosaic Esterhazy Ltd.	Canada
Mosaic Feed Ingredients Limited	Canada
Mosaic Fertilizantes do Brasil S.A.	Brazil
Mosaic Fertilizantes Limited	Bahamas
Mosaic Fertilizantes Ltda.	Brazil
Mosiac Fertilizer, LLC	Delaware
Mosaic France	France
Mosaic Global Dutch Holdings B.V.	Netherlands
Mosiac Global Holdings Inc.	Delaware
Mosaic Global Netherlands B.V.	Netherlands
Mosaic Global Operations Inc.	Delaware
Mosaic I (Canada) Holdings ULC	Nova Scotia
Mosaic I de Argentina Holdings S.A.	Argentina
Mosaic II (Canada) Holdings ULC	Nova Scotia
Mosaic II de Argentina Holdings S.A.	Argentina
Mosaic India Private Limited	India
Mosaic International (Thailand) Limited	Thailand
Mosaic International Australia Pty Limited	Australia
Mosaic Krasnodar LLC	Russian Federation
Mosaic Phosphates Company	Delaware
Mosaic Phosphates MP, Inc.	Delaware
Mosaic Potash Carlsbad, Inc.	Delaware
Mosaic Potash Colonsay N.V.	Netherlands Antilles
Mosaic Potash Colonsay ULC	Nova Scotia
Mosaic Potash Esterhazy Limited Partnership	Saskatchewan
Mosaic Potash Holdings N.V.	Netherlands Antilles
Mosaic Sulphur Holdings, LLC	Delaware
Mosaic USA Holdings, Inc.	Delaware
Mosaic USA LLC	Delaware
North American Bicarbonate Company, LLC	Delaware
North American Carbonate Company, LLC	Delaware
Oldexaer, LLC	Delaware
Phosphate Acquisition Partners, L.P.	Delaware
PRP-GP, LLC	Delaware
Pure Water Technologies Holding Company LLC	Delaware
River Bend Ag, LLC	Delaware
Sarabhumi Resources (Private) Limited	Sri Lanka
Skyblaze Holdings Pty. Ltd.	Western Australia
Soda Ash (L) Bhd	Malaysia
South Ft. Meade Land Management, Inc.	Delaware
Mosaic Ukraine	Ukraine
The Hutchinson and Northern Railway Company	Kansas
The Vigoro Corporation	Delaware
Tianjin Cargill Fertilizers Co., Ltd.	China
Ultrafertil S.A.	Brazil
Vigindustries, Inc.	Delaware
Western Ag-Minerals Company	Nevada
Wingsoar Pty. Ltd.	South Australia
WRNM Holdings, LLC	Delaware